UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

SEQUENOM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure.

On February 10, 2004, Sequenom, Inc. (“Sequenom”) filed a current report on Form 8-K disclosing that it had entered into a Collaboration Agreement (the “Agreement”) in December 2003 with Procter & Gamble Pharmaceuticals, Inc. (“P&G Pharmaceuticals”). A redacted copy of the Agreement was attached as Exhibit 99.1 thereto and was incorporated therein by reference. The Agreement provides for an 18 month option period and a research term that is extendable upon the mutual agreement of the parties. The Agreement will terminate upon completion of the 18-month option period unless P&G Pharmaceuticals exercises its option to an exclusive license under the Agreement or the parties mutually agree to extend the initial research term of the Agreement.

Sequenom is filing this current report on Form 8-K/A to amend the current report previously filed with the Securities and Exchange Commission on February 10, 2004 to include a revised redacted copy of the Agreement. Accordingly a revised redacted copy of the Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1*	Collaboration Agreement dated December 17, 2003 by and between Sequenom, Inc. and Procter & Gamble Pharmaceuticals, Inc.

*Certain confidential portions of this Exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

By	/s/ Stephen L. Zaniboni

Stephen L. Zaniboni Chief Financial Officer

Date: May 19, 2004

INDEX TO EXHIBITS

99.1*	Collaboration Agreement dated December 17, 2003 by and between Sequenom, Inc. and Procter & Gamble Pharmaceuticals, Inc.

*Certain confidential portions of this Exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the Securities and Exchange Commission.